Exhibit 12.1


ECHO BAY MINES LTD.
RATIO OF EARNINGS TO FIXED CHARGES

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

REG. 229.503
ITEM 503
REFERENCE                   EARNINGS             6/30/97        1996         1995         1994          1993         1992
                  ---------------------------- ------------ ------------  -----------  -----------  ------------ ------------

                  Pre-tax income - Canadian
(d)(3)              GAAP                       $ (36.2)     $(176.1)      $(44.7)       $13.0         $ 9.7       $(29.4)
                  Add fixed charges pursuant
(d)(3)(i)           to (d)(4)                      7.8          9.3          6.1          7.1           7.5          8.3
(d)(3)(i)(A)      Less adjustments:
(d)(3)(i)(B)        Interest capitalized          (0.5)         -            -            -             -           (1.7)
                                               ------------ ------------  -----------  -----------  ------------ ------------
                  Total earnings               $ (28.9)     $(166.8)      $(38.6)       $20.1         $17.2       $(22.8)
                                               ============ ============  ===========  ===========  ============ ============




                        FIXED CHARGES            6/30/97        1996         1995         1994         1993          1992
                ------------------------------ ------------ ------------ ------------ ------------- -----------  ------------

(d)(4)(i)(A)    Interest
                  Expensed                     $   6.3      $   8.2      $  5.0        $   6.1       $ 6.8        $  5.5
                  Capitalized                      0.5          -            -             -           -             1.7
(d)(4)(i)(B)    Amortization of rent
                  expense, discounts and
                  premiums of related debt         *            *            *             *           *             *
(d)(4)(i)(C)    Portion of rental expense
                  attributable to interest         1.0          1.1         1.1            1.0         0.7           1.1
                                               ------------ ------------ ------------ ------------- -----------  ------------
                Total fixed charges            $   7.8      $   9.3      $  6.1        $   7.1       $ 7.5        $  8.3
                                               ============ ============ ============ ============= ===========  ============


                Calculated sufficiency
                  (deficiency)                 $ (36.7)     $(176.1)     $(44.7)       $  13.0       $ 9.7         (31.1)
                                               ============ ============ ============ ============= ===========  ============
                Ratio of earnings to fixed
                  charges                         **           **           **             2.83        2.9         **
                                               ============ ============ ============ ============= ===========  ============
                Adjustment to US GAAP             (6.5)         2.2         3.6           (0.7)        4.9           -
                                               ------------ ------------ ------------ ------------- -----------  ------------
                Calculated sufficiency
                  (deficiency) - US GAAP       $ (43.2)      (173.9)      (41.1)          12.3        14.6         (31.1)
                                               ============ ============ ============ ============= ===========  ============
                Ratio of earnings to fixed         **           **           **            2.73        2.95         **
                  charges - US GAAP
                                               ============ ============ ============ ============= ===========  ============

         *      Included in interest expense line item.
         **     Earnings are insufficient to cover fixed charges.

ECHO BAY MINES LTD.
RATIO OF EARNINGS TO FIXED CHARGES


REG. 229.503
ITEM 503
REFERENCE                    EARNINGS              6/30/97       1996         1995         1994         1993         1992
                  ------------------------------ ------------ -----------  -----------  ----------- ------------ ------------

(d)(3)            Pre-tax income - Canadian
                       GAAP                        $ (36.2)    $(176.1)      $(44.7)      $ 13.0       $  9.7       $(29.4)
(d)(3)(i)         Add fixed charges pursuant
                       to (d)(4)                       7.8         9.3         21.1         23.4         18.8         15.7
(d)(3)(i)(A)      Less adjustments:
(d)(3)(i)(B)           Interest capitalized           (0.5)        -            -            -            -           (1.7)
                       Actual amount of
                         preferred stock dividend
                         requirements included
                         in fixed charges NOT
                         deducted in
                         determination of pre-tax
                         income                        -           -          (15.0)       (16.3)       (11.3)        (7.3)
                                                 ------------ -----------  -----------  ----------- ------------ ------------
                  Total earnings                   $ (28.9)    $(166.8)      $(38.6)      $ 20.1       $ 17.2       $(22.7)
                                                 ============ ===========  ===========  =========== ============ ============



                          FIXED CHARGES            6/30/97       1996         1995         1994         1993         1992
                  ------------------------------ ------------ -----------  -----------  ----------- ------------ ------------

(d)(4)(i)(A)      Interest
                       Expensed                     $  6.3     $   8.2      $  5.0        $  6.1       $  6.8       $  5.5
                       Capitalized                     0.5         -            -            -            -            1.7
(d)(4)(i)(B)      Amortization of rent expense,
                       discounts and premiums of
                       related debt                    *           *            *            *            *            *
(d)(4)(i)(C)      Portion of rental expense
                       attributable to interest        1.0         1.1         1.1           1.0          0.7          1.1
(d)(4)(i)(D)      Preferred stock dividends            -           -          15.0          16.3         11.3          7.4
                                                 ------------ -----------  -----------  ----------- ------------ ------------
                  Total fixed charges               $  7.8     $   9.3      $ 21.1        $ 23.4       $ 18.8       $ 15.7
                                                 ============ ===========  ===========  =========== ============ ============

                  Calculated deficiency             $(36.7)    $(176.1)     $(59.7)       $ (3.3)      $ (1.6)      $(38.4)
                                                 ============ ===========  ===========  =========== ============ ============
                  Ratio of earnings to fixed
                       charges                        **          **           **           **           **           **
                                                 ============ ===========  ===========  =========== ============ ============
                  Adjustment to US GAAP               (6.5)        2.2         3.6          (0.7)         4.9          -
                                                 ------------ -----------  -----------  ----------- ------------ ------------
                  Calculated sufficiency
                       (deficiency) - US GAAP       $(43.2)    $(173.9)     $(56.1)       $ (4.0)      $  3.3       $(38.4)
                                                 ============ ===========  ===========  =========== ============ ============
                  Ratio of earnings to fixed          **          **           **           **            1.18        **
                       charges - US GAAP         ============ ===========  ===========  =========== ============ ============


         *        Included in interest expense line item.
         **       Earnings are insufficient to cover fixed charges.



                  Preferred share dividends         $    -     $     -      $ 8,524      $ 9,298       $ 6,693      $ 4,332
                  Tax rate                               -       0.432        0.432        0.429         0.410        0.411
                                                 -----------  -----------  ----------- -----------  ------------  -----------
                  Tax effected                      $    -     $     -      $15,007      $16,284       $11,344      $ 7,355
                                                 ===========  ===========  =========== ===========  ============  ===========

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